Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 4/30/2013

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $    394

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     1
	    Class C	      $    26
	    Class Y	      $ 1,362


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.1670

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0060
    	    Class C	      $0.0450
	    Class Y	      $0.2050


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         2379

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B               100
	    Class C               542
	    Class Y		 6233


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 14.90

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 14.49
	    Class C           $ 14.54
	    Class Y	      $ 14.87



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $    45

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     1
	    Class Y	      $   803



73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.1100

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0280
    	    Class C	      $0.0280
	    Class Y	      $0.1410

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	          431

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                16
	    Class C                22
	    Class Y		 5786


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $  9.06

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $  8.85
	    Class C           $  8.84
	    Class Y	      $  8.96